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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 5, 1997


                                  HOME BANCORP
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             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events.

         Attached Press Release Relative to Home Bancorp Reports First-Quarter FY 1997 Earnings Dividend Declared.

                                  NEWS RELEASE
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Home Bancorp

132 EAST BERRY STREET - P.O. BOX 989                       Date February 5, 1997
FORT WAYNE, INDIANA 46801-0989                             Contact W. Paul Wolf
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

                                  HOME BANCORP
                     Reports First-Quarter FY 1997 Earnings
                                Dividend Declared


FORT WAYNE, Indiana, -- February 5, 1997 -- Home Bancorp (Nasdaq: HBFW), the holding company for Home Loan Bank, today reported first quarter of fiscal year 1997, ended December 31, 1996, net income of $651,000, an increase of 3%, compared to $629,000 for the same period a year ago. The return on average assets for three months ended December 31, 1996 was 0.80%, an identical return in the prior year like period representing also 0.80%.

Net loans receivable increased 2 1/2 percent to $256.5 million at December 31, 1996 compared to $250.3 million at the prior quarter ended September 30, 1996. The quarter ended December 31, 1996 net loans receivable increased $6.2 million compared with the prior quarter ended September 30, 1996 net loans receivable increase of $10.5 million. The loan growth decline resulted from a softening of the local residential real estate market for the three months ended December 31st.

The first quarter fiscal year 1997 provision for loan losses was $600, representing $5,400 less than the prior year period charge of $6,000. The December 31, 1996 Company's leading asset quality indicator ratio of non-performing assets ($205,393) to total assets of 0.06% compared most favorably with the state of Indiana June 30, 1996 peer group non-performing assets to total asset ratio of 0.48%.

The allowance for loan losses of $1,386,189 remains almost constant from the prior quarter allowance at September 30, 1996 representing $1,385,589. There were no charge-offs on loans during the quarter ended December 31, 1996.

Home Bancorp at December 31, 1996 had total assets of $325.2 million compared with prior quarter ended September 30, 1996 assets of $322.7 million; December 31, 1996 deposits of $277.0 million compared with $271.2 million at September 30, 1996; and December 31, 1996 stockholders' equity of $45.5 million (representing a book value of $17.15 per share) compared with stockholders' equity of $46.7 million (representing a book value of $16.91 per share) at September 30, 1996. The stockholders' equity decrease can be attributed to our stock repurchase program.

On January 21, 1997, the Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on March 27, 1997 to stockholders of record on February 28, 1997. This fourth consecutive quarterly dividend payment recognizes the continued success of the Company.

Home Bancorp
Page 2


Home Loan Bank fsb, the wholly-owned subsidiary of Home Bancorp, was established in 1893. Home Loan Bank currently operates nine full service offices serving Fort Wayne (7), Decatur (1), and New Haven (1), Indiana.

   Home Bancorp (Nasdaq)
            Quarter December 31:                   1996               1995
            --------------------                   ----               ----

   Net Income . . . . . . . . . . . . . . .     $651,000           $629,000
   Share Earns: Net Income  . . . .                 0.26               0.20


                       Holding Company for Home Loan Bank